UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025 (December 10, 2025)

EOG RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-651-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 10, 2025, John D. Chandler was appointed to the Board of Directors (Board) of EOG Resources, Inc. (EOG) and to the Audit Committee of the Board, in each case effective December 10, 2025.

Mr. Chandler has more than 30 years of experience in the energy industry, predominantly in financial leadership and business development roles. Mr. Chandler served as Senior Vice President and Chief Financial Officer for The Williams Companies, Inc. (Williams), a publicly traded energy infrastructure provider focused on the gathering, processing, transportation and storage of natural gas, from 2017 until his retirement in 2022.

From 2002 until his retirement in 2014, Mr. Chandler served as Chief Financial Officer, Treasurer and Chief Accounting Officer for Magellan Midstream Partners (a then-publicly traded limited partnership focused on the transportation, storage and distribution of refined petroleum products and crude oil) and, from 1992 to 2002, held various positions of increasing responsibility at Williams and at MAPCO Inc., including financial and strategic planning and accounting roles.

Mr. Chandler currently serves as the Chairman of the Board and a member of the Strategy Committee of Matrix Services Company, a publicly traded specialty engineering and construction contractor for the energy and industrial markets, where he has been a director since 2017. Mr. Chandler has also served as a director for LSB Industries, Inc., a publicly traded ammonia manufacturer, since 2024, and is currently the Chairman of the Audit Committee.

Mr. Chandler will receive the same quarterly cash retainer for his service as a director as EOG’s other non-employee directors. In addition, Mr. Chandler will receive a grant of restricted stock units (RSUs) under the EOG Resources, Inc. 2021 Omnibus Equity Compensation Plan consistent with EOG’s prior grants to its other non-employee directors. The stock grant, which has been approved by the Compensation and Human Resources Committee of the Board and the Board, will be based on the closing price of EOG’s common stock on the New York Stock Exchange on the December 15, 2025 grant effective date. The grant of RSUs will “cliff” vest one year from the date of grant and will have standard termination provisions. The grant of RSUs to Mr. Chandler will be reported on a Form 4 to be filed by Mr. Chandler within two business days after the December 15, 2025 grant effective date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

*99.1	Press Release of EOG Resources, Inc., dated December 11, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Exhibit filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: December 11, 2025	By:	/s/ Ann D. Janssen
Ann D. Janssen Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)